UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2007

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3100 Ocean Park Boulevard, Santa
Monica, CA		90405
(Address of Principal Executive		(Zip Code)
Offices)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2007, Activision, Inc. (the “Company”) received a letter from the Nasdaq Stock Market informing the Company that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its securities on The Nasdaq Stock Market.  The decision is subject to the Company filing its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006 and any required restatements of its previously issued historical financial statements with the Securities and Exchange Commission on or before May 9, 2007.  The Panel’s decision is also subject to the Company providing additional information to the Nasdaq Hearings Department regarding the previously announced ongoing review of the Company’s historical stock option grant practices by a special subcommittee of independent members of the Company’s board of directors by March 5, 2007.  The Company must also comply with all other requirements for continued listing of its common stock on The Nasdaq Stock Market and promptly notify the Panel of any significant events occurring during this extension.  The Company intends to comply with all of these requirements but there can be no assurance it will do so.  In the event it is unable to do so, the Company’s common stock may be delisted.

Cautionary Note Regarding Forward-looking Statements:  Information in this Form 8-K that involves the Company’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this report they are identified by words such as “appears,” “likely,” “believes,” “may,” “will,” “would,” “plans,” “expects,” “intends” and similar expressions.  These risks and uncertainties include, but are not limited to, the Company’s ability to timely file required reports with the SEC, the possibility that the Company will be subject to delisting from The Nasdaq Stock Market due to its inability to timely file periodic reports under the Securities Exchange Act of 1934 or failure to satisfy other requirements for continued listing, the findings of the special sub-committee, the effect of the special sub-committee’s review and conclusions on, and other developments in, the informal inquiry opened by the SEC in July 2006 and the derivative litigation filed in July 2006 against certain current and former directors and officers of the Company, the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation, and additional actions by the SEC and/or other regulatory agencies and direct and indirect expenses and diversion of management time resulting from or relating to the special sub-committee review and related regulatory proceedings and litigation.  Other factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, without limitation, other litigation (unrelated to stock option granting practices), sales of the Company’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the Company’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the Company’s products, adoption rate of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.  Other factors that could cause actual future results to differ materially from current expectations are described in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form

10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K dated October 25, 2006, November 6, 2006, November 15, 2006, January 25, 2007 and February 7, 2007.

The forward-looking statements in this current report on Form 8-K are based upon information available to the Company as of the date of the Form 8-K, and the Company assumes no obligations to update any such forward-looking statement.  The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in the enumerated factors or in the Company’s assumptions, or otherwise, and forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and may cause its actual results to differ materially from its current expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2007	ACTIVISION, INC.

	By:	/s/ Thomas Tippl
Thomas Tippl
Chief Financial Officer of Activision
Publishing, Inc.
(Principal Financial and Accounting Officer of
Activision, Inc)